EXHIBIT 10.30
                          AMENDMENT TO EMPLOYMENT AGREEMENT


                       Amendment dated as of April 1, 1994, to Employment
             Agreement as heretofore amended (the "Agreement"), dated May 1, 1991 between La Jolla Management Corp., a Delaware corporation (the "Company"), and David C. Flaugh (the "Executive").

                       The Agreement is hereby amended as follows:

                       1. Section 1 is amended to provide that the term of the Agreement shall extend through December 31, 1996 or such later date to which the Executive's employment may be extended as provided in Section 5 of the Agreement.

                       2. Section 2 is amended by adding the following sentence to the end thereof:

                       The  duties  to   be  performed  by  the
                       Executive  shall be  performed primarily
                       at the offices of the Company in the San
                       Diego  County   California  metropolitan
                       area,   subject  to   reasonable  travel
                       requirements on behalf of the Company.

                       3. Section 6(b) is amended in its entirety to read as follows:

                       (b)  The  Executive  may  terminate  his
                       employment  hereunder for  "Good Reason"
                       within  thirty  (30)   days  after   the
                       occurrence,  without written  consent of
                       the Executive, of  one of the  following
                       events  that has  not been  cured within
                       ten  (10)  days  after   written  notice
                       thereof has been given by Executive to the Company:

                            (i)  the assignment to Executive of
                       duties materially  inconsistent with his
                       status   as    Senior   Executive   Vice
                       President and Chief Operating Officer of
                       the Company or  an adverse alteration in
                       the      nature      of      Executive's
                       responsibilities   as   Executive   Vice
                       President;

                            (ii) a reduction by the  Company in
                       the  Executive's  Base Salary  or Annual
                       Bonus or a failure by the Company to pay any such amounts when due;

                            (iii)     the   Company's  material
                       breach of the terms of this Agreement.

                       IN WITNESS WHEREOF, the parties have executed this
             Amendment to the Agreement as of the date first above written.


                                           LA JOLLA MANAGEMENT CORP.


          By:/s/David C. Flaugh                  By:/s/James R. Maher
             ---------------                        -----------------
             David Flaugh                           James R. Maher
             Executive                              Chief Executive Officer